EXHIBIT 10.3

AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is entered into on the 6th of December, 2004 by Pacific Petroleum Inc., a Delaware corporation (“Pacific Petroleum”) and Red Sky Resources Inc., a Nevada corporation (“Red Sky”).

PRELIMINARY STATEMENTS

               Red Sky is a wholly owned subsidiary of Pacific Petroleum.

               The Boards of Directors of Red Sky and Pacific Petroleum deem it desirable and in the best interests of their respective shareholders that Pacific Petroleum be merged with and into Red Sky (the “Merger”) on the terms and conditions of this Agreement.

               The Boards of Directors of Red Sky and Pacific Petroleum, by resolutions duly adopted, have approved and adopted this Agreement.

               The shareholders of Pacific Petroleum have approved the merger.

               It is intended that the Merger be completed pursuant to Section 253 of the Delaware General Corporation Law and Article 92A.190 of the Nevada Revised Statutes.

               It is intended that the Merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder

               NOW THEREFORE the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Pacific Petroleum shall merge with and into Red Sky on the following terms, conditions and other provisions:

STATEMENT OF TERMS

SECTION 1
THE MERGER

               1.1                The Merger. Pacific Petroleum will be merged with and into Red Sky in accordance with this Agreement, the Certificate of Merger substantially in the form of Exhibit A attached to this Agreement (the “Certificate of Merger”), and the applicable provisions of the Delaware General Corporation Law (the “Delaware Law”) and the Articles of Merger substantially in the form of Exhibit B attached to this Agreement (the “Articles of Merger”) and the Nevada Revised Statutes (the “Nevada Law”). Following the Merger, Red Sky will continue as the surviving corporation (the “Surviving Corporation”) and the separate existence of Pacific Petroleum will cease, except insofar as it may be continued by the Delaware Law and the Nevada Law.

               1.2                Effective Time of the Merger. The Merger will be effective at the time (the “Effective Time”) of the later of (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, which filings are to be completed as soon as practicable following the execution of this Agreement.

               1.3                Effect of the Merger. The Merger will have the effects set forth in the Delaware Law, including section 259 of the Delaware Law, and Section 92A.250 of the Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Red Sky and Pacific Petroleum will vest in

Surviving Corporation without further act or deed, and all debts, liabilities and duties of Red Sky and Pacific Petroleum will become the debts, liabilities and duties of the Surviving Corporation.

               1.4                Articles of Incorporation; Bylaws.

                                    (a)                The articles of incorporation of Red Sky in effect immediately prior to the Effective Time will continue unchanged and will be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

                                    (b)                At the Effective Time, the by-laws of Red Sky in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

               1.5                Directors. The directors of Red Sky immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation after the Effective Time. The directors will hold office until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with certificate of incorporation and bylaws of the Surviving Corporation.

               1.6                Officers. The officers of Red Sky immediately prior to the Effective Time will be the directors of the Surviving Corporation after the Effective Time. The officers will hold office until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with articles of incorporation and bylaws of the Surviving Corporation.

               1.7                Taking of Necessary Action. If after the Effective Time any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either Red Sky or Pacific Petroleum, and the officers and directors, or the former officers and directors, as the case may be, of Red Sky and Pacific Petroleum and the Surviving Corporation will take all such necessary action.

SECTION 2
MERGER CONSIDERATION

               2.1                Merger Consideration.

                                    (a)                 Conversion of Pacific Petroleum Common Stock. Each share of Pacific Petroleum common stock, par value $0.0001 per share (“Pacific Petroleum Common Stock”) issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of Red Sky (each a share of “Red Sky Common Stock”).

                                    (b)                 Conversion of Red Sky Common Stock. Each share of Red Sky common stock par value $0.0001 per share (“Red Sky Common Stock”) issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and returned to the status of authorized but unissued shares.

               2.2                Conversion Procedure. After the Effective Time, each holder of Pacific Petroleum Common Stock will be entitled to exchange his, her, or its certificate representing such Pacific Petroleum Common Stock (“Pacific Petroleum Stock Certificate”) for a certificate representing the number of shares of Red Sky Common Stock into which the number of shares of Pacific Petroleum Stock previously represented by such certificate surrendered have been converted pursuant to Section 2.1(a) of this Agreement. Each holder of Pacific Petroleum Common Stock may exchange his, her or its Pacific Petroleum Stock Certificate by delivering it to the Surviving Corporation duly endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Red Sky Common Stock to the holder thereof. Until surrendered as contemplated by this Section 2.2, each Pacific Petroleum Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive Red Sky Common Stock certificates representing the number of whole shares of Red Sky Common Stock into which the shares of Pacific Petroleum Common Stock formerly represented by such certificate have been converted. Upon receipt of such duly endorsed Pacific Petroleum Stock Certificates, the Surviving Corporation will cause the issuance of the number of shares of Red Sky Common Stock as converted pursuant to Section 2.1(a) of this Agreement.

               2.3                No Fractional Shares. No fractional shares of Red Sky Common Stock will be issued as a result of the Merger. In lieu of any such fractional shares, each holder of Pacific Petroleum Common Stock who would otherwise have been entitled to receive a fraction of a share of Red Sky Common Stock in the Merger will be rounded up to the next nearest whole number of shares of Red Sky Common Stock.

               2.4                No Further Ownership Rights in Pacific Petroleum Stock. The promise to exchange the Pacific Petroleum Common Stock for shares of Red Sky Common Stock in accordance with the terms of this Section 2 will be deemed to have been given in full satisfaction of all rights pertaining to the Pacific Petroleum Common Stock, and there will be no further registration of transfers on the stock transfer books of Pacific Petroleum of the shares of Pacific Petroleum Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Pacific Petroleum Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Pacific Petroleum Common Stock, except as otherwise provided in this Agreement or by law.

               2.5                Distributions with Respect to Unsurrendered Pacific Petroleum Stock. No dividends or other distributions with a record date after the Effective Time will be paid to the holder of any unsurrendered Pacific Petroleum Stock Certificate until the surrender of such Pacific Petroleum Stock Certificate in accordance with Section 2.2(a) of this Agreement. Following surrender of any such Pacific Petroleum Stock Certificate, the Surviving Corporation will pay to the holder of the Red Sky Common Stock certificate issued in exchange the Pacific Petroleum Stock Certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such Red Sky Common Stock, which such holder is entitled pursuant to Section 2.1(a) of this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender, payable with respect to such Red Sky Common Stock.

               2.6                Lost, Stolen or Destroyed Certificates. If any certificate representing Pacific Petroleum Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or agreement to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Surviving Corporation will cause to be issued in exchange for such lost, stolen or destroyed certificate, the applicable Red Sky Common Stock deliverable in respect thereof, pursuant to Section 2.1 of this Agreement.

SECTION 3
MISCELLANEOUS PROVISIONS

               3.1                Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

               3.2                Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

               3.3                Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger abandoned by either the board of directors of Pacific Petroleum or Red Sky, or both, notwithstanding any prior approval of the Merger by the shareholders of Pacific Petroleum.

               3.4                Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

               3.5                Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               3.6                Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

               3.7                Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

               IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by the board of directors of Pacific Petroleum and Red Sky, is hereby executed on behalf of each corporation.

PACIFIC PETROLEUM INC.
a Delaware Corporation

/s/ D. Barry Lee
D. Barry Lee, Chief Executive Officer

RED SKY RESOURCES INC.
a Nevada Corporation

/s/ D. Barry Lee
D. Barry Lee, Chief Executive Officer